UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

Virginia Commerce Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Virginia	0-28635	54-1964895
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

5350 Lee Highway, Arlington, Virginia 22207

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  703.534.0700

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Compensatory Arrangements of Certain Officers

(d)           On September 30, 2009, the Board of Directors of Virginia Commerce Bancorp, Inc. appointed Kenneth R. Lehman to fill a newly created seat on the Board of Directors.  Mr. Lehman will also serve as a member of the Board of Directors of Virginia Commerce Bank (the “Bank”).  To the knowledge of the Company, there is no arrangement or understanding between Mr. Lehman and any other person pursuant to which he was selected as a director.

Mr. Lehman will serve on the following Board committees of the Company: Audit, Personnel and Compensation and Technology and participate in the nominations process of the Company’s Board of Directors.  He will also serve on the Loan committee of the Bank.

Mr. Lehman, 51, is a private investor and former attorney. Mr. Lehman was an attorney with the Securities and Exchange Commission from 1988 through 1992.  In 1993, he co-founded a Washington, D.C. law firm specializing in corporate transactional and regulatory matters for financial institutions, from which he retired in 2002. He is currently a director of Home Federal Bank of Hollywood and Home Bancgroup, Inc., located in Hallandale Beach, Florida; Inland Community Bank and ICB Financial Corp, located in Ontario, California, Graystone Tower Bank and Tower Bancorp, located in Lancaster, Pennsylvania, and Florida Traditions Bank, in Dade City, Florida.

Mr. Lehman and his related persons from time to time have may have banking transactions (potentially including loan and deposit transactions) in the ordinary course with the Bank.  Such transactions will be in the ordinary course of business, on substantially the same terms, including interest rates, maturities and collateral requirements, as those prevailing at the time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

Other than eligibility for fees (including grants of options) for service as a member of the Bank and Company Boards of Directors, as described in the Company’s proxy materials for the Annual Meeting of Shareholders held on April 29, 2009 (and as subject to periodic adjustment), Mr. Lehman is not a party to any material plan, contract or arrangement entered into or materially amended in connection his appointment to the Board of Directors of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

	By:	/s/ Peter A. Converse
Peter A. Converse, Chief Executive Officer

Dated: October 5, 2009